CONSULTING AGREEMENT
(Amended and Restated)

THIS AGREEMENT ("Agreement") is concluded on the Effective Date:

BY AND BETWEEN:

Global American Energy Inc.
2819 East Meyer Boulevard
Kansas City, MO 64132
together with its affiliates
Global American Energy Holding Company Inc
and
Community Capital Asset Management
(together herein the "Client")

-and-

Transmission Technology Corporation
318 Carson Street, Suite #208, Carson City, NV 89701
together with its affiliates
Composite Technology Corporation
and
CTC Cable Corporation
(together herein the "Consultant")

WHEREAS the Client has engaged the Consultant to provide the Services to the Client for the term of this Agreement and the Consultant has provided such services to the Client all in consideration and upon the terms and conditions contained in this amended and restated agreement;

NOW THEREFORE it is hereby agreed as follows:

1. **Services**

The Client agrees to engage the Consultant to provide the services described as follows:

A. General consulting services and business advice relating to the planning of overhead electrical transmission power lines and utility services, including undertaking preliminary feasibility analysis and strategic advice regarding location and scope;

B. General consulting services and business advice regarding the establishment of production facilities for the production of products used in the Electrical Transmission Industry;

The Consultant has agreed to perform and provide such services (collectively the "Services").

2. **Term**

Except as otherwise provided in this Agreement, the Client and the Consultant agree that the consulting arrangement commenced on March 31, 2003 under a verbal agreement regarding the provision of the Services and the Client and the Consultant agree that the Client has performed all of his engagements in a satisfactory manner and that the present Agreement will terminate at the close of business on September 30, 2004.

Notwithstanding the date of the Signature of this Agreement, the effective date of this agreement shall be March 31, 2003 ("Effective Date").

3. **Fees**

The Client agrees to pay the Consultant a fee for the Services provided by the Consultant under the Agreement in the amount of two and one half million dollars (US$2,500,000) (to be inclusive of all applicable sales and other taxes) payable on receipt of an invoice from the Consultant.

4. **Independent Contractor**

The Consultant's relationship with the Client as created by this Agreement is that of an independent contractor. Nothing contained in this Agreement shall be regarded or construed as creating any relationship

(whether by way of employer/employee, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

5. **Support**
The Consultant agrees to provide such assistance and make available such employees, office space and support to the Client as is reasonably necessary to enable the Client to evaluate the work of the Consultant and to assist the Consultant in the performance of the Services under this Agreement.

6. **Termination**

A. In the event that the Consultant breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Client may terminate this Agreement immediately and without notice for cause. Either party may terminate this Agreement at any time, without cause or reason, upon giving one (1) month advance written notice to the other.

B. Upon termination of this Agreement:
(a) the Client's obligations to the Consultant under this Agreement shall terminate except for the Client's obligation to pay any fees and expenses in accordance with the terms of this Agreement, to the date of termination; and
(b) the Consultant's obligations to the Client under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

7. **Governing Law**
The Parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California and that conflicts that are not able to be resolved within thirty (30) days by non-binding third party mediation shall be finally settled by arbitration to be conducted in Orange County, California by three neutral arbitrators in accordance with the Commercial Arbitration Rules of JAMS.

8. **Severability**
If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

9. **Amendments**
Any amendment to this Agreement must be in writing and signed by both Parties hereto.

10. **Time of Essence**
Time shall be of the essence in this Agreement.

11. **Entire Agreement**
This is the entire and only Agreement between the Client and the Consultant with respect to any consulting services or otherwise provided or concluded since the Effective Date and is the only agreement governing any Services to be provided by the Consultant to the Client in accordance with the terms hereof; this Agreement restates, amends and supersedes any prior agreements or arrangements with respect to any consulting or other obligations between the Parties whether written or oral.

12. **Notices**
Notices hereunder shall be in writing and must be either personally delivered or sent by registered mail or courier service to the respective addresses of the Parties set forth above. Any Party may change the address of notice by giving notice to the other.

13. **Limited Liability and Release**
The Services performed hereunder are intended to orientate the strategic thinking of the Client and to provide the Client with an appreciation of the effect and value of certain new technologies. In providing such advice, the Parties recognize that the Consultant is the close affiliate of Composite Technology Corporation that is the owner of certain new technology used by the Electrical Transmission Industry and that the use of this new technology is the recommendation of the Consultant. The Client hereby understands this relationship that has been

fully disclosed.

The Client acknowledges that the Consultant has performed fully and completely all of his obligations hereunder and the Client hereby generally and specifically releases, discharges and acquits the Consultant and each of the Consultants' officers, directors, employees, agents, insurers, limited partners, partners, shareholders, independent contractors and attorneys of and from any and all claims, demands, liabilities, actions, causes of action, damages, expenses, and obligations, including but not limited to costs and attorney's fees, arising out of or in any way related to the Services, whether known or unknown, suspected or claimed.

Further, except as herein provided, the Parties hereby expressly, voluntarily and knowingly waive, relinquish and abandon each and every right, protection and benefit to which they would be entitled now or at any time hereafter under Section 1542 of the California Civil Code (or similar laws of other jurisdictions), which provides:

> "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

In making this voluntary express waiver of the protection of California Civil Code Section 1542 (or its equivalent in other jurisdictions), the Parties acknowledge that they are aware that they may discover claims or facts in addition to or different from those which are known or believed to exist with respect to the matters mentioned herein. The Parties hereby fully and forever settle and release any and all such matters, claims and disputes, whether known or unknown, suspect or unsuspected, anticipated or unanticipated.

14. No Waiver

The failure of any Party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

15. Assignment

The Agreement is personal in nature and may not be assigned by either Party hereto.

16. Enurement

This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their respective permitted receivers, successors and assigns.

IN WITNESS WHEREOF the Parties have executed the present Agreement by having their authorized representatives sign:

For: Transmission Technology Corporation	For: Global American Energy Inc.
Benton H Wilcoxon	J.C. Williams
Chief Executive Officer	Chairman & CEO